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                                                 EXHIBIT 9
ING VARIABLE ANNUITIES

MYLES R. TASHMAN
Executive Vice President,
General Counsel and Secretary


February 11, 2000

 Members of the Board of Directors
 Golden American Life Insurance Company
 1475 Dunwoody Drive
 West Chester, PA  19380-1478

 Gentlemen:

 In my capacity as Executive Vice President and Secretary of Golden American Life Insurance Company (the "Company"), I have examined the form of Registration Statement on Form N-4 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of units of interest in Separate Account B of the Company (the "Account"). I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

 Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

        (1) The Company was organized in accordance with the laws of the State of Delaware and is a duly authorized stock life insurance company under the laws of Delaware and the laws of those states in which the Company is admitted to do business;

        (2) The Account is a validly established separate investment account of the Company;

        (3) The portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account. Such assets are not chargeable with liabilities arising out of any other business the Company conducts;

        (4) The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

 I hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to my name under the heading "Legal Matters" in the prospectus contained in said registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

 Sincerely,

/s/ Myles R. Tashman
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1475 Dunwoody Drive           Tel: 610-425-3405    GoldenSelect Series
West Chester, PA  19380-1478  Fax: 610-425-3735    Issued by Golden American
                                                     Life Insurance Company


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